UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2011
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 28, 2011, Delta entered into the Second Amendment (the “Second Amendment”) to Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Macquarie Bank Limited, as administrative agent for the lenders named in the Credit Agreement. In conjunction with the Second Amendment, the lenders consented to Delta’s sale of its remaining non-operated interests in various non-core assets in Texas and Wyoming to Wapiti Oil & Gas, L.L.C. (“Wapiti”) for $43.2 million, which sale was consummated on June 28, 2011.
     Under the Second Amendment, Delta’s borrowing base under its revolving loan has been reduced to $18 million and its term loan has been reduced to $15 million. Additionally, certain of Delta’s hedge contracts were terminated in connection with the Second Amendment.
     The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
  (d) Exhibits.

Exhibit
No.	Description
10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated June 28, 2011, between Delta Petroleum Corporation and Macquarie Bank Limited, as administrative agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 28, 2011

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated June 28, 2011, between Delta Petroleum Corporation and Macquarie Bank Limited, as administrative agent